Exhibit 99.1

CC MASTER CREDIT CARD TRUST II

Excess Spread Analysis—January 2003

	Series	1995-C	1996-C	1998-A
	Deal Size	$400 MM	$271.50 MM	$600 MM
	Expected Maturity	02/18/03	02/16/04	09/15/03

	Yield	19.11%	18.13%	13.93%
Less:	Coupon	1.76%	1.61%	1.64%
	Servicing Fee	0.75%	1.50%	0.92%
	Net Credit Losses	7.71%	7.71%	5.45%
	Excess Spread:
	January-03	8.89%	7.31%	5.92%
	December-02	3.13%	8.20%	7.14%
	November-02	4.76%	7.43%	7.11%
	Three month Average Excess Spread	5.59%	7.65%	6.72%

	Delinquency:
	30 to 59 days	2.35%	2.35%	2.35%
	60 to 89 days	1.66%	1.66%	1.66%
	90 + days	3.35%	3.35%	3.35%
	Total	7.36%	7.36%	7.36%

	Payment Rate	12.29%	12.29%	12.29%